    As filed with the Securities and Exchange Commission on July 14, 1997
                                                 Registration No. 33-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------


                         DSC COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


              DELAWARE                                  54-1025763
    (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                   Identification No.)


             1000 COIT ROAD                                75075
              PLANO, TEXAS                               (Zip Code)
(Address of principal executive offices)

                         DSC COMMUNICATIONS CORPORATION
              1993 EMPLOYEE STOCK OPTION AND SECURITIES AWARD PLAN
                            (Full title of the plan)

                                GEORGE B. BRUNT
                         DSC COMMUNICATIONS CORPORATION
                                 1000 COIT ROAD
                               PLANO, TEXAS 75075
                                 (972) 519-3000
                     (Name, address, and telephone number,
                   including area code, of agent for service)

                                with a copy to:

                                DANIEL W. RABUN
                                BAKER & MCKENZIE
                          2001 ROSS AVENUE, SUITE 4500
                              DALLAS, TEXAS 75201

                      ------------------------------------


                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                     PROPOSED MAXIMUM          PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE      AMOUNT TO BE         OFFERING PRICE PER        AGGREGATE OFFERING          AMOUNT OF
     REGISTERED (1)             REGISTERED               SHARE(2)                  PRICE (2)           REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
      Common Stock,             11,750,000               $22.0625                $259,234,375             $78,556
     $.01 par value               Shares
-----------------------------------------------------------------------------------------------------------------------
     Preferred Stock            11,750,000                 N/A                       N/A                     N/A
   Purchase Rights(3)             Rights
=======================================================================================================================

(1) Shares of common stock of DSC Communications Corporation (the "Company"), $.01 par value per share (the "Common Stock"), being registered hereby relate to the DSC Communications Corporation 1993 Employee Stock Option and Securities Award Plan (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on July 8, 1997, as reported on the Nasdaq Stock Market.
(3) In accordance with rule 457(g), no additional registration fee is required in respect of Preferred Stock Purchase Rights.

===============================================================================

          THE 11,750,000 SHARES OF COMMON STOCK BEING REGISTERED HEREBY SHALL BE ISSUED UNDER THE PLAN, WHICH WAS AMENDED AS OF APRIL 25, 1996 AND APRIL 30, 1997, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN. PURSUANT TO INSTRUCTION E OF FORM S-8, THE CONTENTS OF THE COMPANY'S REGISTRATION STATEMENT ON FORM S-8 AS FILED WITH SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 1993, REGISTRATION NO. 33-65214 IS INCORPORATED BY REFERENCE.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on July 11, 1997.



                                        DSC COMMUNICATIONS CORPORATION



                                        By: /s/ JAMES L. DONALD
                                            -----------------------------------
                                            James L. Donald
                                            Chairman of the Board, President and
                                            Chief Executive Officer



                               POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes James L. Donald or Gerald F. Montry to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as each of them deems appropriate, and each such person hereby appoints James L. Donald or Gerald F. Montry as attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Name                                            Title                                             Date
----                                            -----                                             ----
/s/ JAMES L. DONALD                             Chairman of the Board, President,                July 11, 1997
---------------------------------------         Chief Executive Officer, and
James L. Donald                                 Director (Principal Executive
                                                Officer)


/s/ GERALD F. MONTRY                            Senior Vice President, Chief                     July 11, 1997
---------------------------------------         Financial Officer and Director
Gerald F. Montry                                (Principal Financial Officer)


/s/ KENNETH R. VINES                            Vice President, Finance (Principal               July 11, 1997
--------------------------------------          Accounting Officer)
Kenneth R. Vines


/s/ RAYMOND J. DEMPSEY                          Director                                         July 11, 1997
--------------------------------------
Raymond J. Dempsey


/s/ SIR JOHN FAIRCLOUGH                         Director                                         July 11, 1997
--------------------------------------
Sir John Fairclough


/s/ JAMES L. FISCHER                            Director                                         July 11, 1997
--------------------------------------
James L. Fischer


/s/ ROBERT S. FOLSOM                            Director                                         July 11, 1997
--------------------------------------
Robert S. Folsom



                                                Director                                         July 11, 1997
--------------------------------------
William O. Hunt


/s/ MORTON L. TOPFER                            Director                                         July 11, 1997
--------------------------------------
Morton L. Topfer

                                 EXHIBIT INDEX

Exhibit No.                       Description
-----------                       -----------

    5            Opinion of Baker & McKenzie

   23.1          Consent of Baker & McKenzie (See Exhibit 5)

   23.2          Consent of Ernst & Young LLP

   24 Power of Attorney (included on the signature page of the Registration Statement)